PACIFIC STRATUS VENTURES LTD.

707 - 1030 WEST GEORGIA STREET

VANCOUVER, BRITISH COLUMBIA

V6E 2Y3

DEMAND PROMISSORY NOTE
$150,000	September 15, 2000

Pacific Stratus Ventures Ltd. (hereinafter referred to as the "Company"), FOR VALUE RECEIVED, hereby promises to pay to TWE Enterprises Ltd., or its nominee ("TWE") at its offices at 1124 Millstream Road, West Vancouver, British Columbia, V7S 2C7, the sum of $150,000 of lawful money of Canada on DEMAND with interest, from September 15, 2000 at prime plus 3% per annum. "Prime rate" means the rate of interest per annum established and reported by the Bank Of Canada (the "Bank") from time to time as the reference rate of interest for the determination of interest rates the Bank charges to customers of varying degrees of credit worthiness in Canada for Canadian dollar loans made by it in Canada. The Company will also issue 50,000 Special Warrants ("SW") to TWE. Each SW will consist of one (1) common share in the capital of the Company and a one-half (1/2) non-transferable share purchase warrant ("Warrant"). Each whole Warrant will entitle TWE to purchase an additional common share in the capital of the Company at a price of $0.45 for a period of one year from the date of issuance of this note and at a price of $0.65 in year two. An additional 10,000 SW will be issued for each 15-day period or part thereof that the note is outstanding beyond 60 days.

The advance of $150,000 by TWE to the Company is made in consideration of the Company's intention to complete a distribution of its securities to the public.

The Company hereby waives any days of grace for payment of this note, presentation, protest and notice of dishonour.

WITNESS
/s/ "Teri-Lyn Duke"
NAME
Teri-Lyn Duke	/s/ "David Williams"
ADDRESS	TWE Enterprises Ltd.
19601 Somerset Drive
Pitt Meadows, B.C., V3Y 2L4
OCCUPATION
Corporate Admin
WITNESS
/s/ "Teri-Lyn Duke"
NAME
Teri-Lyn Duke	/s/ "Sonny Chew"
ADDRESS	Pacific Stratus Ventures Ltd.
19601 Somerset Drive
Pitt Meadows, B.C., V3Y 2L4
OCCUPATION
Corporate Admin